Exhibit 10.43

PROFESSIONAL SERVICES AGREEMENT

THIS PROFESSIONAL SERVICES AGREEMENT (this “Agreement”) is effective as of April 19, 2010 (the “Effective Date”), by and between Ikaria Holdings, Inc., a Delaware corporation having an office at 6 Route 173, Clinton, NJ 08809 (“Company”), and the party indicated below (“Consultant”).

Name:                   Elizabeth A. Larkin

Acknowledged and Agreed to:

Company	Consultant

By: /s/ James Briggs	By: /s/ Elizabeth Larkin
Signature	Signature

James Briggs	Elizabeth A. Larkin
Printed Name	Printed Name

SVP, Human Resources	N/A
Title	Title (if applicable)

April 19, 2010	April 19, 2010
Date	Date

TERMS AND CONDITIONS

1.     Services.

1.1.        Obligation to Provide Services; Work Orders.  Consultant shall provide consulting, advisory, research, development, or other services as and when requested by the Company from time to time (collectively, the “Services”), as may be more particularly set forth in one or more work orders agreed to in writing by the parties (each, a “Work Order”).  Each Work Order shall be in substantially the same form attached hereto as Exhibit A.  The parties may agree at any time to modify a Work Order; provided, however, that all such modifications must be in writing and signed by both parties.  Each Work Order, when signed by both parties, shall become a part of, and shall be governed by the terms and condition of, this Agreement.  If there is any inconsistency or conflict between the provisions of the main body of this Agreement and the provisions of any Work Order, the provisions of the main body of this Agreement shall be controlling and shall govern unless expressly superseded by the provisions of such Work Order.

1.2.        Quality of Services.  Consultant represents and warrants to Company that the Services performed by Consultant hereunder will be of professional quality, consistent with generally-accepted industry standards and expectations for work of a similar nature.  Consultant shall control the manner and means by which it performs the Services, subject to the parameters of the applicable Work Order and the express provisions of this Agreement.  Consultant shall comply with all applicable laws in performing the Services.

1.3.        Company’s Rules and Policies.  While at Company’s or Company’s customers’ facilities, Consultant shall observe and follow Company’s and Company’s customers’ work rules, policies and standards as the same are communicated to Consultant from time to time, including, without limitation, those rules, policies and standards of Company and its customers relating to security of and access to facilities, telephone systems, electronic mail systems and computer systems.

1.4.        Conflicts of Interest.

(a)        If a conflict of interest should arise during the performance of this Agreement, Consultant shall immediately notify Company thereof and Company shall have the option to pursue any and all remedies, equitable, legal or otherwise, that may be available to Company in connection therewith.

(b)        If Consultant accepts employment of any type with a third party (whether as a full or part time employee or as an independent contractor), Consultant shall immediately notify Company thereof in writing via certified mail addressed to: Ikaria Holdings, Inc., 6 Route 173, Clinton, NJ 08809, Attn: Senior Vice President, Human Resources.

1.5.        Independent Contractor.  Consultant shall at all times be and remain an independent contractor of Company and shall not at any time be considered an employee, representative, agent, partner, or co-venturer.  Without limiting the generality of the foregoing, Consultant shall not be entitled to participate in or receive any benefits or rights as an employee of Consultant.  Consultant shall be solely responsible for all taxes and payments concerning its employees and agents (including, without limitation, withholding taxes, unemployment insurance and workers compensation insurance).

1.6.        No Debarment.  Consultant represents and warrants that, as of the Signing Date and throughout the term of this Agreement, it (and each of its employees and agents) (a) is not currently excluded, debarred, or otherwise ineligible to participate in the Federal health care programs as defined in 42 U.S.C. 1320a7b(f) (the “Federal Health Care Programs”); (b) has not been convicted of a criminal offense related to the provision of healthcare items or services but yet to be excluded, debarred, or otherwise declared ineligible to participate in the Federal Health Care Programs; and (c) is not under investigation or otherwise aware of any circumstances which may result in it (or its agents, employees or any substitutes thereof performing any duties under this Agreement) being excluded from participation in the Federal Health Care Programs.  If, at any point during the term of this Agreement, Consultant becomes excluded, debarred, or otherwise ineligible to participate in the Federal Health Care Programs, or comes under investigation or otherwise becomes aware of any circumstances which may result in it (or its employees or agents) being excluded from participation in the Federal Health Care Programs, Consultant shall immediately notify Company thereof in writing.

2.     Compensation.  Consultant shall be paid for performance of the Services as specified in the applicable Work Order.  Company agrees to reimburse Consultant for all reasonable travel and related living expenses incurred by Consultant in performing any Services at locations other than Consultant’s home office, subject to any limitations set forth in the applicable Work Order and provided that such expenses are approved by Company in advance and in writing.  Consultant shall invoice Company monthly (or more or less frequently as may be specified in the applicable Work Order) for all Services performed by Consultant under each Work Order and for any reimbursable travel or related living expenses.  Company will pay all valid invoices within 45 days after its receipt thereof.  Consultant shall send all invoices directly to: Ikaria Holdings, Inc., Attn: Accounts Payable, 6 Route 173, Clinton, NJ 08809.

3.     Confidentiality.  The term “Confidential Information” shall mean this Agreement and all business strategies, plans and procedures, business information, proprietary information, scientific information, product plans, sales information and plans, data, and trade secrets of Company, as well as any other information and materials that are deemed confidential or proprietary to or by Company (including, without limitation, all information and materials of Company’s customers and their other consultants).  In addition, all Works (as defined below) shall be treated by Consultant as Confidential Information. Notwithstanding the foregoing, “Confidential Information” shall not include any information or materials that: (a) are or become known to the general public through no act or omission of Consultant or any other person with an obligation of confidentiality to Company or any of Company’s customers, or (b) are required to be disclosed pursuant to applicable law (provided, however, that prior to any disclosure of Confidential Information as required by applicable law, Consultant shall advise Company of such required disclosure promptly upon learning thereof and shall cooperate with Company and Company’s customers in order to afford them a reasonable opportunity to contest or limit such disclosure).  Consultant (a) shall maintain in strict confidence all Confidential Information provided to or learned or developed by Consultant during the course of Consultant’s performance of the Services and (b) shall not use or copy any Confidential Information, or authorize or permit others to use any such Confidential Information, for any purposes other than to perform the Services.  Upon the termination or expiration of this Agreement, or at any other time upon the written request of Company, Consultant shall promptly return to Company (or, at Company’s option, destroy) all Confidential Information in Consultant’s possession or control, together with all copies, summaries and analyses thereof, regardless of the format in which such information exists or is stored, and shall provide written certification thereof upon request.

4.     Works.  Consultant acknowledges that any and all reports, writings, documents, designs, specifications, data software, findings, and other information or materials that Consultant makes, conceives, develops, or discovers at any time as a result of or in connection with Consultant’s performance of the Services or exposure to any Confidential Information, together with any associated patent, copyright, trademark, trade secret and other intellectual property rights (collectively, “Works”), shall be deemed “works made for hire” and shall be the sole and exclusive property of Company.  If any Works are not deemed “works made for hire” under applicable law, then Consultant (on behalf of itself and each employee and agent of Consultant that performs any portion of the Services) agrees to, and does hereby, assign and transfer to Company any and all of Consultant’s rights, title, and interest in and to the Works.  Consultant shall execute and deliver all instruments and take all actions as may be necessary or reasonably requested by Company to document the assignment and transfer of the Works to Company, or to enable Company to secure, register, maintain, enforce or otherwise fully protect its rights in and to the Works.  Consultant represents and warrants to Company (i) that Consultant has the right to make foregoing assignment, (ii) all Works shall conform to their applicable specifications, if any, (iii) no Work will infringe or misappropriate the patent, copyright, trademark, trade secret, or other intellectual property rights of any third party, and (iv) all Works will be free from any viruses, worms, or other computer codes, the purpose of which are to disable or interrupt the operating of a computer system or destroy, erase or otherwise harm any data, software, or hardware.  Consultant shall indemnify and hold harmless Company and its affiliates, and their respective directors, employees, and agents from and against any and all losses, damages, liabilities, obligations, judgments, penalties, fines, awards, costs, expenses and disbursements (including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any claim, action, suit, proceeding or investigation) suffered or incurred by Company on account of Consultant’s breach of any of representations and warranties set forth in this Agreement.

5.     Noncompetition. During the “Noncompetition Period”, Consultant shall not, without the prior written consent of Company, engage in or become associated with a “Competitive Activity.”  For purposes of this Agreement: (i) the “Noncompetition Period” means the period(s) of time during which any Work Order hereunder is in effect; (ii) a “Competitive Activity” means any business or other endeavor that engages in clinical or pre-clinical research or development, manufacturing, marketing, sales, or commercialization of products or services that directly or indirectly compete with, or are a therapeutic alternative to, either (x) the products of, or services engaged in by, the Company or any of its subsidiaries during the term of any Work Order in any geographic location in the United States, or (y) the products proposed to be developed or commercialized, or services proposed to be engaged in, by the Company or any of its subsidiaries during the term of any Work Order in any location in the United States (provided that clause (y) shall apply only to any proposed business activity as to which the Company or any of its subsidiaries during the term of any Work Order has devoted significant and documented efforts during the term of any Work Order, whether internally or through acquisition, licensing or other business development activities); provided, however, that the Consultant shall not be engaged in a Competitive Activity if he is providing services to a division or subsidiary of a multi-division entity or holding company, so long as no division or subsidiary to which the Consultant provides services is in competition with the Company or its subsidiaries or affiliates, and the Consultant does not otherwise engage in a Competitive Activity on behalf of a multi-divisional entity or any competing division or subsidiary; and (iii) the Consultant shall be considered to have become “associated with a Competitive Activity” if Consultant becomes directly or indirectly involved as an owner, investor (other than a passive stockholder of less than five percent (5%) of a corporation the securities of which are traded on a national securities exchange), employee, officer, director, consultant, independent contractor, agent, partner, advisor, or in any other capacity calling for the rendition of the Consultant’s personal services, with any individual, partnership, corporation or other organization that is engaged directly or indirectly in a Competitive Activity.

6.     Nonsolicitation. During the Noncompetition Period, Consultant shall not, on his own behalf or on behalf of any other person, firm or entity (x) directly or indirectly solicit, induce or attempt to solicit or induce any employee of the Company or any of its subsidiaries to terminate his employment with the Company or any of its subsidiaries, or to provide any assistance whatsoever to any person, firm or entity engaged in a Competitive Activity, or (y) directly or indirectly induce any business, entity or person with which the Company or any of their subsidiaries or affiliates has a business relationship to terminate or alter such business relationship.

7.     Equitable Relief.  Consultant hereby acknowledges and agrees that damages at law may be an inadequate remedy for any breach of Consultant’s obligations under Section 3 (Confidentiality), Section 4 (Ownership of Works), Section 5 (Noncompetition), or Section 6 (Nonsolicitation) and, accordingly, Consultant agrees that Company will be entitled to such temporary, preliminary, and permanent injunctive relief as may be necessary to remedy or limit such breach, without the necessity of proving actual damages or posting any bond or other security, including, without limitation, specific performance of such obligations and an order enjoining Consultant from the continuation of, or from any threatened, breach of such obligations.  The rights set forth in this paragraph shall be in addition to, and not in lieu of, any other rights which Company may have at law or in equity.

8.     Term and Termination.

8.1.        Term.  This Agreement shall commence on the Effective Date and shall remain in effect until terminated as set forth below.

8.2.        Termination.  This Agreement or any Work Order hereunder may be terminated by either party for the material breach of any term or condition of this Agreement or the applicable Work Order by the other party that remains uncured for 30 days after written notice thereof by the terminating party.  In addition, Company may terminate this Agreement or any Work Order hereunder upon written notice to Consultant, provided that Company shall be required to pay Consultant for Services actually completed as of the effective date of such termination.

8.3.        Survival.  The provisions of Sections 1.5, 3, 4, 6, 8.3 and 9 shall survive any expiration or earlier termination of this Agreement.

9.     Miscellaneous.

9.1.        Entire Agreement; Amendments.  This Agreement (including all Work Orders) constitutes the entire agreement and understanding of the parties with respect to its subject matter, and shall supersede all oral negotiations and prior writings with respect thereto, provided, however, that any confidentiality agreements entered into between the parties prior to the Effective Date shall remain in full force and effect.  This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the parties.

9.2.        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to any principles governing conflicts of law.  The parties agree that the state and federal courts in and for the State of New Jersey shall be the courts of exclusive jurisdiction and venue for any actions or proceedings which may be brought under or in connection with this Agreement, or which may concern the subject matter of this Agreement, and each party hereby irrevocably accepts the exclusive jurisdiction and venue of such courts.

9.3.        Headings.  The section headings in the Agreements are for reference and convenience only and shall not be considered in the interpretation of the Agreements.

9.4.        Publicity.  Consultant shall not disclose to any third party any information about the Services provided or to be provided by Consultant for or on behalf of Company (including the fact that such Services are being performed), except as may be required by law or as Company may otherwise agree in writing.

9.5.        Assignment.  The rights and duties of Consultant are personal to Consultant and may not be subcontracted, delegated, assigned or transferred by Consultant without Company’s prior written consent.  Otherwise, this Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns.

9.6.        Waivers.  No term or provision of this Agreement will be considered waived and no breach consented to by either party unless such waiver or consent is in writing signed on behalf of the party against whom it is asserted.  No consent to or waiver of a breach of this Agreement by either party, whether express or implied, will constitute a consent to, waiver of, or excuse for any other, different, or subsequent breach of this Agreement by such party.

9.7.        Notices.  Any notice or communication given pursuant to this Agreement shall be deemed effective upon receipt, and shall be in writing and (a) delivered personally, (b) sent by commercial overnight courier with written verification of receipt, (c) sent by certified or registered U.S. mail, postage prepaid and return receipt requested, to the party to be notified, or (d) sent by confirmed facsimile or e-mail transmission.  Notices to Consultant shall be sent to the address on the first page of this Agreement.  Notices to Company shall be sent to Consultant’s primary contact at the Company, with copy to the Company’s General Counsel at the address on the first page of this Agreement.

9.8.        Standard Forms.  In connection with the provision of Services by Consultant to Company hereunder, Consultant and Company may employ their respective forms of purchase order, invoice, and other standard documents (collectively, “Standard Forms”).  The parties agree that the use of Standard Forms is for convenience only and no term or condition set forth in any Standard Form shall operate to modify, delete, or supersede any term or condition of this Agreement or in any Work Order hereunder.  Company’s acceptance of Services hereunder is hereby expressly made conditional on the terms and conditions of this Agreement and the applicable Work Order to the exclusion of all other terms and conditions.

[EXHIBIT IMMEDIATELY FOLLOWS]

EXHIBIT A

FORM OF WORK ORDER

WORK ORDER NO.

Attached to

PROFESSIONAL SERVICES AGREEMENT

by and between

Ikaria Holdings, Inc. (“Company”) and

Elizabeth A. Larkin (“Consultant”)

This Work Order is executed pursuant to the Professional Services Agreement by and between Company and Consultant dated as of April 19, 2010 (the “Agreement”), and shall be deemed to be a part thereof.

1.                                       Scope of Work to be provided: [Provide detailed description of scope of project]

2.                                       Estimated Length of Engagement:  [Provide estimated date for completion of project]

3.                                       Fees and cost estimate:  [Provide hourly or flat rate fees and estimate of costs for project]

4.                                       Special Provisions. [Describe any special provisions or agreements relating to project, including without limitation any terms that conflict with or differ from those outlined in the Services Agreement]

Consultant shall send all invoices directly to:	Ikaria Holdings, Inc.
Attn: Accounts Payable
6 Route 173
Clinton, NJ 08809

5.                                       Maximum Fees and Costs (Consultant’s fees and costs may not exceed this amount for this Work Order without written agreement from Company):

Acknowledged and Agreed to:

Company		Consultant

By:	[FORM ONLY/DO NOT SIGN]	By:	[FORM ONLY/DO NOT SIGN]
	Signature		Signature

	Printed Name		Printed Name

	Title		Title (if applicable)

	Date		Date

WORK ORDER NO. 1

Attached to

PROFESSIONAL SERVICES AGREEMENT

by and between

Ikaria Holdings, Inc. (“Company”) and

Elizabeth A. Larkin (“Consultant”)

This Work Order is executed pursuant to the Professional Services Agreement by and between Company and Consultant dated as of April 19, 2010 (the “Agreement”), and shall be deemed to be a part thereof.

1.                                       Scope of Work to be provided: Consultant shall provide consulting services on an as needed basis regarding IPO preparation including S-1 revisions and data room population, due diligence supporting the IPO and beyond on historical matters, ad hoc support any and all financials, business model and information technology initiatives.

2.                                       Length of Engagement:  April 19, 2010 through December 31, 2011.

3.                                       Fees and cost estimate:  Consultant will receive a monthly retainer fee of $2,500 for the Length of Engagement.  Consultant will be paid $300 per hour for Services rendered. Monthly hours completed in the month of April, were 3.

Consultant shall send all invoices directly to:	Ikaria Holdings, Inc.
Attn: Accounts Payable
6 Route 173
Clinton, NJ 08809

4.                                       Special Provisions.  Notwithstanding Section 8.2 of the Agreement, Ikaria shall not be permitted to terminate this Work Order other than for material breach by Consultant.

Acknowledged and Agreed to:

Company	Consultant

By: /s/ James Briggs	By: /s/ Elizabeth Larkin
Signature	Signature

James Briggs	Elizabeth A. Larkin
Printed Name	Printed Name

SVP, Human Resources
Title	Title (if applicable)

5/1/2010	April 28, 2010
Date	Date